Exhibit 10.6

XENIA HOTELS & RESORTS, INC. XHR HOLDING, INC. AND XHR LP

2015 INCENTIVE AWARD PLAN

STOCK PAYMENT AWARD GRANT NOTICE

Xenia Hotels & Resorts, Inc., a Maryland corporation, (the “Company”), pursuant to the Xenia Hotels & Resorts, Inc., XHR Holding, Inc. and XHR LP 2015 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (the “Participant”), in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the number of shares of the Company’s Common Stock set forth below (the “Shares”). This Stock Payment award is subject to all of the terms and conditions as set forth herein and in the Stock Payment Award Agreement attached hereto as Exhibit A (the “Stock Payment Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Payment Award Grant Notice (the “Grant Notice”) and the Stock Payment Agreement.

Participant:

Grant Date:

Total Number of Shares of Common Stock:

By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Stock Payment Agreement and this Grant Notice. The Participant has reviewed the Stock Payment Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Payment Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice and/or the Stock Payment Agreement. In addition, by signing below, the Participant also agrees that the Company or any Affiliate, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.2 of the Stock Payment Agreement by (i) withholding shares of Common Stock otherwise issuable to the Participant, (ii) instructing a broker on the Participant’s behalf to sell shares of Common Stock otherwise issuable to the Participant and remit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.2 of the Stock Payment Agreement or the Plan.

XENIA HOTELS & RESORTS, INC.:		PARTICIPANT:

By:		By:
Print Name:		Print Name:
Title:
Address:	200 S. Orange Avenue	Address:
Suite 1200
Orlando, Florida 32801

EXHIBIT A

TO STOCK PAYMENT AWARD GRANT NOTICE

STOCK PAYMENT AWARD AGREEMENT

Pursuant to the Stock Payment Award Grant Notice (the “Grant Notice”) to which this Stock Payment Award Agreement (the “Agreement”) is attached, Xenia Hotels & Resorts, Inc., a Maryland corporation (the “Company”) has granted to the Participant the number of shares of Common Stock (the “Shares”) under the Xenia Hotels & Resorts, Inc., XHR Holding, Inc. and XHR LP 2015 Incentive Award Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

ARTICLE I.

GENERAL

1.1 Incorporation of Terms of Plan. The Award (as defined below) is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF COMMON STOCK

2.1 Award of Common Stock.

(a) Award. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company has granted to the Participant an award of Common Stock (the “Award”) under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or its Affiliates, and/or for other good and valuable consideration which the Administrator has determined exceeds the aggregate par value of the Common Stock subject to the Award as of the Grant Date. The number of Shares subject to the Award is set forth in the Grant Notice. The Participant is an Employee, Non-Employee Director or Consultant of the Company or one of its Affiliates.

(b) Book Entry Form; Certificates. At the sole discretion of the Administrator, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company’s transfer agent; or (ii) certificated form.

2.2 Tax Withholding. The Company or its Affiliates shall be entitled to require a cash payment (or to elect, or permit the Participant to elect, such other form of payment determined in accordance with Section 10.2 of the Plan) by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the grant of the Award. In satisfaction of the foregoing requirement with respect to the grant of the Award, unless otherwise determined by the Company, the Company or its Affiliates shall withhold Shares otherwise issuable under the Award having a fair market value equal to the sums required to be withheld by federal, state and/or local tax law. The number of Shares which shall be so withheld in order to satisfy such federal, state and/or local withholding tax liabilities shall be limited to the number of shares which have a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and/or local tax purposes that are applicable to such supplemental taxable income. Notwithstanding any other

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provision of this Agreement (including without limitation Section 2.1(b) hereof), the Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or to enter any such Shares in book entry form unless and until the Participant or the Participant’s legal representative, as applicable, shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Award or the issuance of Shares hereunder.

2.3 Conditions to Delivery of Shares. Subject to Section 2.1 above, the Shares deliverable under this Award may be either previously authorized but unissued Shares or Shares purchased on the open market. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares under this Award prior to fulfillment of the conditions set forth in Section 10.4 of the Plan.

Notwithstanding the foregoing, the issuance of such Shares shall not be delayed if and to the extent that such delay would result in a violation of Section 409A of the Code. In the event that the Company delays the issuance of such Shares because it reasonably determines that the issuance of such Shares will violate Applicable Law, such issuance shall be made at the earliest date at which the Company reasonably determines that issuing such Shares will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii).

2.4 Ownership Limits. To ensure compliance with the Stock Ownership Limit (as defined in the Company’s charter, as amended from time to time), any other provision of Section 7.2.1(a) of the Company’s charter, and/or Applicable Law and for other proper purposes, the Company may issue appropriate “stop transfer” and other instructions to its transfer agent with respect to the Shares.

2.5 Consideration to the Company. In consideration of the grant of the Award pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Affiliate.

ARTICLE III.

OTHER PROVISIONS

3.1 Rights as Stockholder. Except as otherwise provided herein, upon the Grant Date, the Participant shall have all the rights of a stockholder of the Company with respect to the Shares, subject to Sections 2.2 and 2.3 above, including, without limitation, voting rights and rights to receive any cash or stock dividends, in respect of the Shares subject to the Award and deliverable hereunder.

3.2 Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee, Director or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant.

3.3 Governing Law. The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.4 Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and

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the Exchange Act, and any and all Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.5 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Participant.

3.6 Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

3.7 Successors and Assigns. The Company or any Affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its Affiliates. This Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.8 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.9 Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Affiliates and the Participant with respect to the subject matter hereof.

3.10 Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.

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